                                                                 CONFORMED COPY
                                                                 --------------





                           STRONTIAN HOLDINGS LIMITED
                                   as Vendor






                              ARMOR HOLDINGS, INC.
                                  as Purchaser






                            ------------------------

                               TAXATION INDEMNITY

                            ------------------------












                           EVRIPIDOU, GEORGIADES & CO
                           16 Kyriakos Matsis Avenue
                            Eagle House, 10th Floor
                                Ayioi Omoloyites
                                    Nicosia

THIS DEED is made the 9th day of June, 1997 BETWEEN:-

(1) STRONTIAN HOLDINGS LIMITED, a company incorporated and registered in Cyprus (Registration No. 56709) whose registered office is at Mnasiadou Street, Elma Building, Nicosia, Cyprus (the "Vendor"); and

(2) ARMOR HOLDINGS, INC. a corporation established under the laws of the state of Delaware, USA, whose address for the purposes of this Agreement is 13386 International Parkway, Jacksonville, Florida 32218 USA (the "Purchaser").

WHEREAS:-

         (A) By an agreement dated with even date herewith between, inter alios, the Vendor and the Purchaser (the "Share Purchase Agreement") the Vendor has agreed to sell to the Purchaser 500 ordinary shares of c(pound)1 each in Gordandel Trading Limited (the "Company").

         (B) It is a condition precedent of the Share Purchase Agreement that this Deed be entered into upon the terms and subject to the conditions hereof.

NOW THIS DEED WITNESSETH as follows:-

1.       Definitions

         In this Deed:-

1.1 All defined expressions and provisions for definition used or contained in the Agreement shall have the same meanings and effect wheresoever used in this Deed where the context so admits.

1.2 "Claim for Tax" means a liability to make a payment of Tax, any assessment, notice, demand, letters or other document issued, or action taken, by or on behalf of any taxing or other competent authority in Cyprus from which it appears that the Company is liable to make any payment of, or is deprived or is sought to be deprived of any Relief or right to repayment of Tax.

1.3 The expression "Event" means any event, act, omission, default, occurrence or transaction, dealing or arrangement of any kind whatsoever, whether or not the Company is a party thereto and includes completion of the sale of the Shares to the Purchaser.

1.4 The expression "Relief" means any relief, allowances, credit, exemption, set-off or deduction in computing, or against profits, income or gains of any description or from any source, or credit against Tax or any right to the repayment of Tax.

1.5      The expression "Liability for Tax" means:-

         1.5.1 the loss of, reduction in the amount of, or setting off against profits or a Taxation liability of, any Relief in respect of any Taxation which would (were it not for the said loss, reduction or setting off) have been available to the Company or the non-availability of a Relief which has been assumed to be available in computing the Company's accounts.

         1.5.2 the loss of, reduction in the amount of, or setting off against any Taxation liability of, a right to repayment of Taxation or the non-availability of a right to repayment of Taxation which has been assumed to be available in computing the Company's accounts.

         1.5.3 the setting off against profits or against a Taxation liability (in either case in respect of which but for such setting off the Company would have had a liability to pay Taxation in respect of which a claim could have been made under this Deed) of any Relief which is not available before Completion but arises in respect of any Event or Events occurring after Completion;

         and the amount of the Taxation shall in such cases be deemed to be equal to (a)(in the case of a repayment) the amount of the repayment which would otherwise have been obtained or (b)(in the case of a Relief) the amount of Taxation which would have been saved by the Relief but for such loss, non-availability, reduction or set-off, assuming such Taxation to be payable at the average rate (weighted on a time basis) appropriate to the earliest period in respect of which Taxation becomes payable which would not have been payable if the said Relief had not been lost, reduced or set-off, as the case may be, had been available.

1.6 "Tax" and "Taxation" means any charge, tax, duty, levy, liability, withholding, impost or sum of whatever nature and any penalty, fine or interest payable pursuant to the Taxation Statutes.

1.7 "Taxation Statutes" means statutes (and all regulations and arrangements whatsoever made thereunder) enacted within Cyprus providing for or imposing any charge, tax, duty or levy of a fiscal nature and any penalty, fine or interest payable in connection with any such tax, charge, duty or levy.

1.8 The Liability for Tax shall be deemed to be due and payable and discharged by the Company on the earliest date on which (in the case of a Liability for Tax falling within Clause 1.5.1(a) the resulting Tax is due and payable, or would have been due and payable but for any such Relief, right of set-off or repayment or (in the case of a Liability falling within Clause 1.5.1.(b)) the resulting repayment would have been received or (where such repayment was dependent upon the making of an application or the satisfaction of some other condition) the earliest date upon which such application could have been made or such condition satisfied.

1.9 Reference to income or profits or gains earned accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any Tax Statutes.

1.10 Reference to the result of Events on or before the date hereof shall include the combined result of two or more Events the first of which shall have taken place on or before the date hereof.

1.11 Taxation Statutes shall be construed as these are respectively amended or re-enacted or as their operation is modified by other provisions on or before the date hereof and shall include any provisions of which they are re-enactments (whether with or without modification).

2.       Indemnity

2.1 Subject as hereinafter provided the Vendor hereby covenants (on behalf of itself and its legal personal representatives) with the Purchaser that the Vendor will at all times hereafter bear one hundred percent (100%) of any amount or amounts in respect of:-

         2.1.1 any Claims for Tax or Liabilities for Tax falling on the Company; and

         2.1.2 all reasonable costs properly incurred by the Purchaser and/or the Company in relation to any demands, actions proceedings and claims in respect of any Claims for Tax or Liabilities for Tax, which arises, in any case, in connection with, or as a consequence of, an Event entered into, or deemed to have been entered into, on or before 31 March 1997 and fifty percent (50%) of any of such amount or amounts in respect of the period 1 April 1997 until 31 May 1997.

2.2 The indemnity in Clause 2.1 shall not apply to any Claim for Tax or Liability for Tax to the extent that such amount or amounts has/have been paid by the Company prior to 31 May 1997.

3.       Due Date

3.1 The Vendor shall make payment in cleared funds to the Company or to the Purchaser as appropriate the business day prior to the date on which the Company is required to discharge or deemed to discharge a Claim for Tax or Liability for Tax in respect of which the Purchaser is entitled to claim from the Vendor under this Deed.

3.2 For the purpose of Clause 3.1 the Company shall be deemed to discharge a Claim for Tax:-

         3.2.1 on the last date on which the Company pays any amount of Tax; or

         3.2.2 on the date on which any Claim for Tax would have fallen due but for the availability of Reliefs, rights of repayment or other rights or claims of a similar nature.

4.       Notices

4.1 All notices hereunder shall be in writing signed by or on behalf of the party giving the same and shall be served on the other party by delivery at or by prepaid registered post, to the addressee's address as set out herein or to such other address as may have been notified in writing for this purpose to the party giving the same. Service of all notices hereunder shall be deemed in the case of registered post to be effected ten days after posting.

5.       Governing Law

5.1 This Deed shall be construed according to and governed by the laws of Cyprus and all parties hereto irrevocably submit for the benefit of the Purchaser to the non-exclusive jurisdiction of the Courts of Cyprus.

IN WITNESS whereof this document has been executed as a Deed the day and year first above written.

THE COMMON SEAL OF                 )
STRONTIAN HOLDINGS LIMITED         )
was hereunto affixed in the        )         MIKHAIL GOLOVATOV
presence of:-                      )





EXECUTED as a DEED by              )
ARMOR HOLDINGS, INC.               )         JONATHAN SPILLER
by its duly authorised signatory:- )